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                                                                    Exhibit 23.1
                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56515) pertaining to the Employees' Saving Plan of Today's Man, Inc. and in the Registration Statement (Form S-3 No. 333-57179) of Today's Man, Inc. and in the related Prospectus of our report dated March 29, 2002 (except for Note 6 as to which the date is April 25, 2002), with respect to the consolidated financial statements of Today's Man, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended February 2, 2002.




Philadelphia, Pennsylvania
May 16, 2002